EXHIBIT 22.

                  USC Michigan, Inc.
                  PCS,Inc. - West

                  Physician Support Services, Inc.
                  Clinishare Diabetes Centers, Inc.
                  Tadeo E-Commerce Corporation

                  Astratek, Inc.